UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2010 (October 18, 2010)
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-52584	20-1132959
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
33583 Woodward Avenue, Birmingham, Michigan 48009
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 723-7200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On October 18, 2010, Birmingham Bloomfield Bancshares, Inc. (the “Company”) accepted the resignation of C. Timothy Trenary as a director of the Company and its subsidiary bank, the Bank of Birmingham (the “Bank”). Mr. Trenary’s resignation was a result of having recently accepted an employment position outside the state of Michigan.
     Separately, the board of directors approved a resolution to provide board fees for the first time to non-employee directors in connection with their service as directors. Non-employee directors, other than the Chairman, will receive $650 per monthly meeting attended, and the Chairman will receive $975 per monthly meeting attended. Director board fees will be accrued throughout the year, but paid in January 2011, subject to the Bank being profitable for the year. The directors have not received any board fees for their service as directors since the Bank commenced operations in 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
Dated: October 21, 2010	By:	/s/Robert E. Farr
Robert E. Farr
President and Chief Executive Officer